UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

FIRST ASIA HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Canada	000-30801	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16-8699 Williams Road,

Richmond, Canada, V7A 1G7

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (778) 751 6668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Director

On July 28, 2017, Mr. Kwok Man Yee Elvis resigned as a director of First Asia Holdings Limited (the “Company”), a Canadian corporation. The resignation of Mr. Kwok was not due to a disagreement with the Company.

Appointment of Director

On July 28, 2017, the board of directors of the Company appointed Mr. Man Tung Yee Tony (Holder of Canadian Passport No. HM658849) as a director of the Company to fill the vacancy created by the resignation of Mr. Kwok Man Yee Elvis.

Mr. Man Tung Yee Tony: Mr. Tony Man, age 39, is a non-executive director of the Company. He is a Canadian resident.

From January 2009 to present, Mr. Man has been the management of a real estate group based in Vancouver, Canada. Mr. Man was responsible for the overall marketing function and for maintaining the extensive network in selling various types of real estate products.

The Company does not have any employment agreements with the newly elected director. Additionally, there were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director or officers had or is to have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED

Date: November 30, 2017	By:	/s/ Luk Lai Ching Kimmy
Ms Luk Lai Ching Kimmy,
Director and CEO

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